NASDAQ: FBIZ Earnings Release Supplement Second Quarter 2026

When used in this presentation, and in any other oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “could,” “should,” “hope,” “might,” “believe,” “expect,” “plan,” “assume,” “intend,” “estimate,” “anticipate,” “project,” “likely,” or similar expressions are intended to identify “forward‐looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, including among other things: (i) Adverse changes in the economy or business conditions, either nationally or in our markets, including, without limitation, inflation, economic downturn, labor shortages, wage pressures, the adverse effects of public health events on the global, national, and local economy, and geopolitical instability and international conflicts that may affect energy prices of otherwise result in market volatility; (ii) Uncertainty created by potential federal government actions relating to the authority of regulatory agencies (including bank regulators), international trade policy, prolonged shutdown of the federal government, and other significant policy matters; (iii) Competitive pressures among depository and other financial institutions nationally and in our markets; (iv) Increases in defaults by borrowers and other delinquencies; (v) Our ability to manage growth effectively, including the successful expansion of our client support, administrative infrastructure, and internal management systems; (vi) Fluctuations in interest rates and market prices; (vii) Changes in legislative or regulatory requirements applicable to us and our subsidiaries; (viii) Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations; (ix) Fraud, including client and system failure or breaches of our network security, including our internet banking activities; (x) Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portions of SBA loans. (xi) Ongoing volatility in the banking sector may result in new legislation, regulations or policy changes that could subject the Corporation and the Bank to increased government regulation and supervision, (xii) the proportion of the Corporation’s deposit account balances that exceed FDIC insurance limits may expose the Bank to enhanced liquidity risk, and (xiii) The Corporation may be subject to increases in FDIC insurance assessments. These risks could cause actual results to differ materially from what FBIZ has anticipated or projected. These risk factors and uncertainties should be carefully considered by our shareholders and potential investors. For further information about the factors that could affect the Corporation’s future results, please see the Corporation’s annual report on Form 10‐K for the year ended December 31, 2025 and other filings with the Securities and Exchange Commission. Investors should not place undue reliance on any such forward‐looking statement, which speaks only as of the date on which it was made. The factors described within the filings could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods. Where any such forward‐looking statement includes a statement of the assumptions or bases underlying such forward‐looking statement, FBIZ cautions that, while its management believes such assumptions or bases are reasonable and are made in good faith, assumed facts or bases can vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. Where, in any forward‐looking statement, an expectation or belief is expressed as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will be achieved or accomplished. FBIZ does not intend to, and specifically disclaims any obligation to, update any forward‐looking statements. Forward-Looking Statements

Highlights Q2 2026 Tangible Book Value Per Share1 +15% YOY Loans +10% Loans grew 10.0% from the linked quarter and 10.3% year-over-year, including the transfer of $23.7 million in held-for-sale loans to loans and leases receivable. Core Deposits +12% Core deposits grew 11.7% from the linked quarter and 13.6% year-over-year. Core deposit funding mix improved to 74.1% from 71.8% in the prior-year quarter. PTPP Earnings1 +15% NIM 3.78% NIM was 3.78% compared to 3.56% in 1Q’26. YTD 2026 NIM was 3.67% compared to 3.68% for the prior YTD period. NPAs -6% NPAs decreased $2.4 million, or 6.0% from the linked quarter, resulting in an eight basis point improvement in NPA/Total Assets. Fee Income +18% Fee income grew 18.1% from the prior year quarter, driven by a 13.6% increase in private wealth management fees. PTPP earnings grew 15.1% from the linked quarter and 23.7% year-over-year. 1. PTPP earnings and tangible book value per share are non-GAAP measurements. Refer to the section entitled Non-GAAP Reconciliations in the Company’s Q2 2026 earnings release for additional detail. Note: Linked quarter growth rates for loans and core deposits are annualized.

Quarterly Update

Q2 2026

TARGET = 10% Annual Growth

	$ in millions, except per share	Q2'26	LQ*	YoY	1H'26	1H'26 vs. 1H'25
EARNINGS	Operating revenue	$ 46.7	5%	14%	$ 91.0	11%
	Operating expense	26.9	-1%	7%	54.0	9%
	Pre-tax, pre-provision earnings	19.8	15%	24%	37.0	15%
	Provision for credit losses	2.1	-30%	-24%	5.0	-6%
	Income Taxes	1.2	-44%	-38%	3.4	-20%
	Net Income Avail. to Common	$ 15.4	28%	37%	$ 27.3	23%
	Diluted EPS	$ 1.84	28%	36%	$ 3.28	23%
	TBV per share	$ 44.38	4%	15%		
PROFITABILITY	Net Interest Margin	3.78%	22 bps	11 bps	3.67%	-1 bps
	Operating Leverage		6.2%	6.4%		2.4%
	Efficiency Ratio	57.57%	-357 bps	-340 bps	59.31%	-132 bps
	ROAA	1.43%	30 bps	29 bps	1.28%	14 bps
	ROATCE	16.89%	334 bps	272 bps	15.25%	110 bps
BALANCES	Assets	$ 4,410	8%	10%		
	Loans	$ 3,586	10%	10%		
	Core Deposits	$ 2,878	12%	14%		
	PWM AUM&A	$ 4,235	9%	14%		
ASSET QUALITY	NPAs	$ 38.1	-6%	33%		
	NPAs/Total Assets	0.86%	-8 bps	14 bps		
	NCOs/Avg Loans	0.12%	-13 bps	0 bps	0.18%	-10 bps

* Represents annualized linked quarter growth rates for balance sheet items.

Note: Operating revenue, operating expenses, tangible book value per share, efficiency ratio, and ROATCE are non-GAAP measurements. Operating leverage is defined as the percent growth in operating revenue less the percent growth in operating expenses. See section titled Non-GAAP Reconciliations in the Company's most recent earnings release, included as an exhibit to the Current Report on Form 8-K furnished to the SEC on July 30, 2026.

15% growth

in TBVPS driven by **record PTPP** earnings and **positive operating leverage**

- Earnings per share included $0.14 net EPS benefit from one-time events:
  - $1.5 million deferred tax asset valuation allowance reversal
  - $405,000 in severance costs related to exit from out-of-footprint SBA 7(a) lending activities
- Double-digit growth in loans and core deposits supports annual growth goals
- Net interest margin benefited from the redeployment of excess cash into loan growth and elevated prepayment fees
  - 1H'26 net interest margin of 3.67% in line with 3.68% for 1H'25, showing strength and stability
- Private Wealth Management revenues grew 14% YoY and comprised 50% of fee income
- Positive operating leverage reflects efficient execution
- Stable asset quality, with improved NPAs/Total Assets and NCOs/Avg Loans

4

Exit from Out-of-Footprint SBA 7(a) Lending Completed in May 2026

REDIRECTING RESOURCES TO MORE PROFITABLE GROWTH OPPORTUNITIES

WHY?

- Economic returns did not meet internal targets; investments in SBA talent and capacity did not consistently produce adequate volume and profitability
- Decision aligns with commitment to achieving 10%+ annual loan and revenue growth

WHAT'S NEXT?

- In-footprint SBA 7(a) and 504 lending will continue as needed to support clients
- SBA 7(a) loans at 6/30/2026 and any future production will be retained on balance sheet and serviced through the life of the loans

FINANCIAL IMPACT?

- Excluding $405,000 in Q2'26 severance costs, immaterial impact expected to 2026 results
    - Approximately $650,000 reduction in quarterly salaries & benefits
    - No further gains on sale of SBA loans will be recognized
        - SBA GOS averaged $500,000 per quarter over the previous 5 quarters
- Estimated $0.03 quarterly EPS benefit in 2027 due to cost savings and retention of loans in process and all future production
    - Expense – salaries & benefits lower by $650,000 per quarter
    - Revenue – ~$160,000 incremental quarterly net interest income and servicing income helps offset elimination of gain on sale revenue
- Efficiency ratio estimated to be approximately 30-50bps lower on an annual basis

Expected 2027 Quarterly EPS Benefit		
($ in thousands, except EPS)		
Incremental net interest income benefit	$	140
Incremental servicing income benefit		20
Loss of gains on sale, @ $500k recent 5qtr avg.		(500)
Revenue		(340)
Salaries and benefits		(650)
Pre-tax income		310
Income taxes @ 21%		65
Approx. Qtly Net Income Benefit	$	**245**
Approx. Qtly EPS Benefit	$	**0.03**

Assumptions:	
~$15M in 7(a) loans currently in process to be held on balance sheet by 2027:	
Previous 75% sell / 25% hold split is now 100% hold	
Incremental volume from holding extra 75%	$ 11,250
Historical spread	4.90%
Servicing income	1%

5

Relationship Banking Key to Success Deposit‐centric sales strategy led by treasury management sales teams located in all bank markets with direct production and outside calling goals Bankers trained and incented to fund their loan production with deposit growth goals Niche lending businesses provide support across various economic cycles Goal is 10% annual deposit and loan growth core deposit growth supports loan growth +12% LQA +14% YOY +10% LQA +10% YOY

Diversified Lending Growth Continuing To Grow Higher-Yielding C&I PORTFOLIO 2023-2025 3-Year Loan CAGR C&I = 18% CRE & Other = 10%

Strong and Resilient Net Interest Margin Wholesale funding defined as brokered CDs and non‐reciprocal interest‐bearing transaction accounts plus FHLB advances. Note: Peer group defined as publicly‐traded bank with total assets between $1.75 billion and $7 billion. Peer data not yet available for 2Q26. MATCH FUNDING STRATEGY SUPPORTS Long-term NIM stability

Disciplined Interest Rate Risk Management FLOATING RATE PORTFOLIO Floating portfolio is predominantly indexed to SOFR, which aligns with the Bank’s SOFR‐indexed and managed rate non‐maturity deposit portfolio. 61% of portfolio as of 6/30/26: METHODICAL APPROACH Typically individually match‐fund loans with maturities over 5 years and amounts greater than $5MM. Portfolio match‐funding in various terms against the fixed‐rate loan portfolio with maturities under 5 years and amounts less than $5MM. ~$10‐$25 million of monthly wholesale funding maturities to effectively manage the liquidity requirements of the match‐funding strategy. Loans Deposits SOFR: $1.700 B SOFR: $811 MM Prime: $468 MM Managed rate, non‐maturity: $1.378 B TOTAL = $2.168 B TOTAL = $2.189 B FIXED RATE PORTFOLIO Wholesale funding used to match maturities and cash flows on long‐term fixed rate loans. This locks in interest rate spread and maintains greater stability in net interest margin. 39% of portfolio as of 6/30/26.

Match Funded Balance Sheet Unique Among Peers Note: Peer group defined as publicly‐traded bank with total assets between $1.75 billion and $7 billion.

Operating Revenue Highlights Continued strong revenue supported by: Robust loan and deposit growth Strong and stable net interest margin Diverse sources of non‐interest income: Service fees from private wealth management comprised 45% of Q2 26 TTM non‐interest income and have grown 35% over the past 3 years Service charges on deposits have grown 17% over the past 3 years Continue to optimize our limited partnership investment strategy to provide meaningful growth in other fee income Strategic investments drive growth while maintaining positive long‐term operating leverage 1. Operating Revenue is a non-GAAP measurement. Refer to the section entitled Non-GAAP reconciliations in the Company’s Q2 2026 earnings release. Balanced and Steady Growth DIVERSIFIED REVENUE SOURCES Operating Revenue1 +10% TTM Q2 26 vs TTM Q2 25

Consistent, Positive Operating Leverage HISTORY OF GROWING REVENUES FASTER THAN EXPENSES We aim to achieve 10% revenue growth on an annual basis, with positive operating leverage1 Strategic initiatives directed toward revenue growth and operating efficiency through use of technology have generated positive operating leverage on an annual basis Operating revenue 5‐year CAGR of 10.1% outpaces operating expense 5‐year CAGR of 8.6% Initiatives include: Expanding higher‐yielding C&I lending business lines Strong focus on treasury management and growing core deposits Increasing our commercial banking market share outside of Madison Scaling our private wealth management business in our less mature commercial banking markets Optimizing our limited partnership investment strategy Robotic process automation implementation Leverage AI to increase productivity and scale 5-Year Average2 FBIZ = 2.76% Peer = 0.02% Operating leverage is defined as the percent growth in operating revenue less the percent growth in operating expenses. Operating revenue and operating expense are non-GAAP measurements. See section titled non-GAAP Reconciliations in the Company’s most recent earnings release, included as an exhibit to the Current Report on Form 8-K furnished to the SEC on July 30, 2026. FBIZ average data is average of 2020-2025.

Decline in Non-Performing Assets PROGRESS ON NPAS WITH STRONG COLLATERAL POSITION NPAs declined in 2Q26, driven by the repayment of a non-accrual SBA loan and lower non-accrual equipment finance loans. Two largest NPAs were $17.0 million and $6.1 million at June 30, 2026. We continue to expect progress toward resolution of these credits later this year.

FBIZ’s average loss rate since 2005 is approximately one-third of industry rate *Industry reflects all FDIC-insured depositories Source: FDIC.gov Superior Credit Experience Across Cycles Favorable loss experience reflects: Deep client relationships, strong underwriting, and niche lending expertise Loan growth that is C&I- focused and diversified, including niche lending businesses that provide support across various economic cycles Historical loss experience is favorable to industry

Robust Capital Base Strong Capital Ratios +16% LQA +15% YOY STRONG EARNINGS GENERATE CAPITAL FOR GROWTH 1. “Tangible Book Value Per Share" is a non‐GAAP measurement. Refer to section entitled Non-GAAP Reconciliations in the Company’s Q2 26 earnings release.

Robust Liquidity with Stable Deposit Base Stable Core Deposit Base Substantial Liquidity Source 6/30/2026 6/30/2025 Short-term investments $131,294 $72,520 Collateral value of unencumbered pledged loans 987,993 893,499 Market value of unencumbered securities 378,423 347,196 Readily accessible liquidity $1,497,710 $1,313,215 Fed fund lines 45,000 45,000 Excess brokered CD capacity (1) 878,888 645,843 Total liquidity $2,421,598 $2,004,058 Uninsured Deposits Collateralized Public Funds FDIC Insured 69% of deposits are insured or collateralized 1. Bank internal policy limits brokered CDs to 50% of total bank funding when combined with value of unencumbered pledged loans. Dollars in thousands Category 6/30/2026 6/30/2025 Uninsured deposits $1,192,776 $1,069,509 Collateralized public funds 42,130 67,990 FDIC insured deposits 2,357,259 2,167,723 Total deposits $3,592,165 $3,305,222 Percent insured or collateralized 68% 70%

Goals & Progress

STRATEGIC PLAN 2024-2028

Deliver above-average total shareholder return compared to peer median

Goals	2024-2028	2025	YTD June 2026
ROATCE[1]	≥15% by 2028	15.3%	15.2%
TBV Growth[1]	≥10% per year	13.7%	15.2%
Revenue Growth	≥10% per year	9.7%	11.1%
Efficiency Ratio[1]	<60% by 2028	58.78%	59.31%
Core Deposits to Total Funding	≥75%	75%	74%
Employee Engagement & Participation[3]	≥85%	85%	85%
Net Promoter Score[4]	≥70	78	78

1. ROATCE, TBV/share, and Efficiency Ratio are non-GAAP measurements. Refer to the section entitled Non-GAAP Reconciliations in the Company's Q2 earnings release for additional detail.
2. Represents data from the 2025 employee engagement survey.
3. Net promoter score assesses likelihood to recommend on an 11-point scale, where detractors (scores 0-6) are subtracted from promoters (scores 9-10), while passives (scores 7-8) are not considered. See appendix for additional information on the source of the net promoter score. Represents data from the 2025 survey.

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